CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," and "Independent Auditors," in the prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 26, 2000, in the Registration Statement (Form N-1A) of the AAL Variable Product Series Fund, Inc., and its incorporation by reference in the related prospectus and statement of additional information of AAL Variable Product Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (File No. 33-82056) and in this Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8662).

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
April 18, 2000